UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 1, 2005


                              DHB INDUSTRIES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


          DELAWARE                     001-13112                11-3129361
____________________________          ____________          ___________________
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)


       400 POST AVENUE, SUITE 303
           WESTBURY, NEW YORK                                           11590
________________________________________                              __________
(Address of principal executive offices)                              (Zip Code)


                                (516) 997-1155
              ____________________________________________________
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         ______________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 5.02 (C). APPOINTMENT OF PRINCIPAL OFICERS

         On December 1, 2005, the Company announced that it had entered into an employment agreement with Rick Hockensmith. Pursuant to the employment agreement, Mr. Hockensmith will serve as the Company's Chief Operating Officer. The employment agreement is effective as of December 1, 2005, and continues through November 30, 2007, unless terminated under the terms of the agreement. The agreement provides that Mr. Hockensmith may extend the term of the agreement on the same terms until November 30, 2009 upon at least sixty days notice to the Company. The employment agreement provides for the payment to Mr. Hockensmith of a base annual salary of $500,000, provided that if the Company's current Chief Executive Officer and Chairman of the Board, David H. Brooks, is no longer serving as Chief Executive Officer and Chairman of the Board, Mr. Hockensmith's annual base salary shall increase to $1,250,000. Mr. Hockensmith is also eligible to receive a discretionary bonus based upon his contributions to the Company and the Company's financial performance. Furthermore, Mr. Hockensmith is granted options to purchase shares of common stock of the Company pursuant to a separate option award agreement. Mr. Hockensmith's employment is "at will" and may be terminated at any time, with or without cause. Upon termination of employment, Mr. Hockensmith shall: 1) be paid all accrued but unpaid base annual salary, 2) be paid all earned but unpaid other compensation (i.e. cash incentive compensation, vacation) earned through the date of termination, and 3) retain all rights with respect to vested equity-based awards as provided under the circumstances under the applicable grant or award agreement. If during the term of the agreement an Event of a Change in Control occurs, as defined in the employment agreements, Mr. Hockensmith shall be entitled to the following benefits: (i) the immediate vesting of all outstanding options to purchase shares of the Company's common stock and any such outstanding options held by Mr. Hockensmith shall remain exercisable through the end of the stated term thereof, (ii) a cash lump sum payment equal to four (4) months base salary payable at Mr. Hockensmith's then current rate, and (iii) medical benefits, as provided for under the employment agreements, for a period of four (4) months commencing with the date of consummation of the Event of a Change in Control. The full text of the employment agreement is included as Exhibit 10._ to this report and is incorporated herein by reference.

         In connection with the above-referenced employment agreement, the Company awarded Mr. Hockensmith under the Company's 2005 Omnibus Equity Incentive Plan options to purchase shares of the Company's common stock pursuant to an award agreement dated November 28, 2005 with Mr. Hockensmith. Pursuant to such award agreement, Mr. Hockensmith is entitled to purchase from Company at any time from the date of the award agreement through and including June 2, 2010 up to a total of 400,000 shares of the Company's common stock, $.001 par value (each share, a "Option Share") at an exercise price of $4.06 per Option Share. 100,000 Option Shares shall vest on December 1, 2005, and 200,000 Warrant Shares shall vest on the second anniversary date of the award agreement provided that Mr. Hockensmith is employed by the Company on such anniversary date. The full text of the award agreement is included as Exhibits 10._ and is incorporated herein by reference.

         Prior to being named the Company's Chief Operating Officer, Mr. Hockensmith, age 51 years old, was an independent sales representative for the Company since 1995. Mr. Hockensmith does not hold, and has not held, any other position with the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not Applicable

         (b) Not Applicable

         (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT     DESCRIPTION

10.1 Employment Agreement dated as of December 1, 2005, between DHB Industries, Inc. and Rick Hockensmith.

10.2 Award Agreement dated as of November 28, 2005, between DHB Industries, Inc. and Rick Hockensmith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 5, 2005

                              DHB INDUSTRIES, INC.


                              By:  /s/ DAWN M. SCHLEGEL
                                   ______________________________
                                   Name: Dawn M. Schlegel
                                   Title: Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.     Description

10.1 Employment Agreement dated as of November 28, 2005, between DHB Industries, Inc. and Rick Hockensmith.

10.2 Award Agreement dated as of November 28, 2005, between DHB Industries, Inc. and Rick Hockensmith.